EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the  incorporation  by reference  in  Registration  Statement  No.333-146178 on Form S-1 of Cape Bancorp,  Inc. of our report dated August 5, 2009 appearing in this Annual  Report on Form 11-K of Cape  Bank  Employees' Savings & Profit Sharing and Trust (formerly Cape Savings Bank Employees’ Savings & Profit Sharing Plan and Trust) for the year ended December 31, 2009.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Oak Brook, Illinois
June 28, 2010